EXHIBIT 5.1

WORKLAND & WITHERSPOON, PLLC

ATTORNEYS AT LAW

714 Washington Mutual Financial Center

James J. Workland

601 West Main Avenue

Robert R. Rowley†

Peter A. Witherspoon

Spokane, Washington   99201-0677

Eric J. Sachtjen**

Gary D. Brajcich

Telephone:  (509) 455-9077

James A. McPhee

Gregory B. Lipsker

Facsimile:  (509) 624-6441

Peter E. Moye*

E-mail:  workwith@workwith.com

*Also Admitted in California

†Also Admitted in Idaho

Of Counsel

**Also Admitted in Alaska

Gary C. Randall†

April 24, 2003

Mines Management, Inc.

905 W. Riverside Ave., Suite 311

Spokane, Washington 99201

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Mines Management, Inc., an Idaho corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate 2,520,000 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Shares"), issuable pursuant to the Mines Management, Inc.1998 Stock Option Plan; the Mines Management, Inc., 1998 Incentive Stock Option Plan, the Mines Management, Inc., 2003 Stock Option Plan and the Mines Management, Inc., 2003 Consultant Stock Compensation Plan (collectively.

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, Photostat or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement.  It is not to be used, circulated, quoted or otherwise referred to for any other purpose.  Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

Workland & Witherspoon, PLLC

      /s/ Gregory B. Lipsker

By: _________________________

     Gregory B. Lipsker, Esq.

     A Member of the Firm